                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


The sole purpose for the filing of this Definitive Revised Proxy Statement is to correct the number of shares outstanding as of September 29, 2000.


Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

         [ ] Preliminary Proxy Statement         [ ] Confidential, for Use of the Commission Only
         [X] Definitive Proxy Statement                 (as permitted by Rule 14a-6(e)(2))
         [ ] Definitive Additional Materials
         [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                             SAMUELS JEWELERS, INC.
                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):
         [X] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.

         (1) Title of each class of securities to which transaction applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:

         [ ] Fee paid previously with preliminary materials.
         [ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
         (2)      Form, Schedule or Registration Statement no.:
         (3)      Filing Party:
         (4)      Date Filed:

                             SAMUELS JEWELERS, INC.
                        2914 MONTOPOLIS DRIVE, SUITE 200
                               AUSTIN, TEXAS 78741

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD NOVEMBER 6, 2000

                                   ----------

TO THE STOCKHOLDERS OF SAMUELS JEWELERS, INC.:

         The 2000 Annual Meeting of Stockholders of Samuels Jewelers, Inc., a Delaware corporation (the "Company"), will be held at 141 Linden Street, Suite 4, Wellesley, Massachusetts, on Monday, November 6, 2000, at 9:00 a.m. local time, to consider and vote on the following matters:

         1. To elect a Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

         2. To ratify the appointment of independent certified public accountants for the Company for fiscal year 2001; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.


         The Company has fixed the close of business on September 29, 2000 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Stockholders who execute proxies solicited by the Board of Directors of the Company retain the right to revoke them at any time. Unless so revoked, the shares of Common Stock of the Company represented by such proxies will be voted at the Annual Meeting in accordance with the directions given therein. If a stockholder does not specify a choice on such stockholder's proxy, the proxy will be voted "FOR" the nominees for director named in the attached Proxy Statement and "FOR" the ratification of the appointment of the independent certified public accountants for the Company named in the Proxy Statement. The list of stockholders of the Company may be examined during ordinary business hours ten (10) days prior to the Annual Meeting at 141 Linden Street, Suite 4, Wellesley, Massachusetts.


                                       By Order of the Board of Directors

                                       /s/ Dwayne A. Cooper

                                       Dwayne A. Cooper
                                       Assistant Secretary
September 29, 2000

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POSTPAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND PREFER TO VOTE YOUR SHARES IN PERSON.

                             SAMUELS JEWELERS, INC.
                        2914 MONTOPOLIS DRIVE, SUITE 200
                               AUSTIN, TEXAS 78741

                                 PROXY STATEMENT

                       2000 ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 6, 2000

         This Proxy Statement is being furnished to the holders of common stock (the "Common Stock") of Samuels Jewelers, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from such stockholders for use at the Annual Meeting of Stockholders (the "Meeting") to be held at 141 Linden Street, Suite 4, Wellesley, Massachusetts, on Monday, November 6, 2000, beginning at 9:00 a.m. local time, and any adjournment or postponement thereof, for the purposes set forth in the preceding notice. A form of proxy for use at the Meeting is also enclosed. This Proxy Statement and the form of proxy is expected to be first mailed or delivered to stockholders of the Company entitled to notice of the Meeting on or about October 6, 2000.


         The Company has fixed the close of business on September 29, 2000 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On that date there were issued and outstanding and entitled to vote 7,967,365 shares of Common Stock, which is the Company's only class of voting securities with issued and outstanding shares as of that date. The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Company's Common Stock entitled to vote thereat is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted in determining whether a quorum is present.


         Each stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock held by such stockholder on the Record Date on all matters that properly come before the Meeting. For purposes of election of directors, each stockholder is entitled to as many votes as such stockholder would otherwise be entitled to cast multiplied by the number of directors to be elected. In such election of directors, a stockholder may cast all of the votes to which he or she is entitled for a single director, may distribute them among the number of directors or may distribute them among two or more directors as he or she desires.

         The election of directors requires a plurality of the shares of Common Stock that are voted thereon. Accordingly, the six nominees for election as directors at the Meeting who receive the greatest number of votes cast for election by the holders of record of Common Stock on the Record Date shall be the duly elected directors upon completion of the vote tabulation at the Meeting. It is the intention of the holders of proxies, unless authorization to do so is withheld, to vote "FOR" the election of the Board nominees named in this Proxy Statement. The holders of proxies may not vote such proxies for a greater number of persons than six. However, the persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of such nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. If prior to the Meeting any such nominee should become unavailable for election, an event which is not now anticipated by the Board, the proxies will be voted for the election of such person or persons as shall be determined by the holders of proxies in accordance with their judgment.

         The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting is required for approval of all other items being submitted to the stockholders for their consideration.

         Abstentions and broker non-votes will not be counted as votes cast for the election of directors. Abstentions will be considered present for calculating the vote on all other items being submitted to stockholders while broker non-votes will not be considered present for the purpose of calculating those votes. Therefore, provided that a quorum exists at the Meeting, abstentions and broker non-votes will have no effect on the election of directors and broker non-votes also will have no effect for votes on all other items being submitted to stockholders, but abstentions will have the effect of a negative vote for votes on those other items.

         Votes will be tabulated by Wells Fargo Bank Minnesota, N.A., the transfer agent and registrar for the Common Stock, and the results will be certified by one or more inspectors of election who are required to resolve impartially any interpretive questions as to the conduct of the vote. In tabulating votes, a record will be made of the number of shares voted for each nominee or other matter voted upon, the number of shares with respect to which authority to vote for that nominee or such other matter has been withheld and the number of shares held of record by broker-dealers and present at the Meeting but not voting.

         Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use upon (a) receipt by the Assistant Secretary of the Company at the address above of written notice of revocation; (b) receipt by the Assistant Secretary of the Company at the address above of a duly executed proxy bearing a later date; or (c) appearing at the Meeting and voting in person. Attendance in person at the Meeting does not itself revoke an otherwise valid proxy; however, any stockholder who attends the Meeting may orally revoke his proxy at the Meeting and vote in person.

         All properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted "FOR" the election of the Board's nominees as directors and "FOR" the ratification of the appointment of Deloitte & Touche LLP as the independent certified public accountants for the Company for fiscal year 2001. In addition, the proxy holders will vote in their sole discretion upon such other business as may properly come before the Meeting.

         The information provided in this Proxy Statement is generally for the Company. On October 2, 1998, the Company's predecessor-in-interest, Barry's Jewelers, Inc. ("Predecessor Company"), successfully emerged from bankruptcy proceedings, and, through a merger, the Predecessor Company was reincorporated in Delaware as the Company immediately thereafter. The Company provides information herein as it relates to the Predecessor Company under its obligations to do so as set forth in the Securities and Exchange Act of 1934, as amended.

         The date of this Proxy Statement is September 29, 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         To the best knowledge of the Company, the following table sets forth information, as of September 29, 2000, as to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company (based upon Schedule 13D and 13G filings by such persons with the Securities and Exchange Commission (the "Commission") for beneficial ownership at such date) to own beneficially more than 5% of its outstanding shares of Common Stock, (ii) each of the Company's directors and director nominees, (iii) each of the officers named in the Summary Compensation Table under the caption "Executive Compensation" and (iv) all executive officers and directors of the Company as a group. In each instance, information as to the number of shares owned and the nature of ownership has been provided by the person or entity identified or described and is not within the direct knowledge of the Company. Except as otherwise noted, to the best knowledge of the Company, all persons and entities listed below have sole voting, investment and dispositive power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.


                                                                                NUMBER OF SHARES           PERCENT
NAME OF BENEFICIAL OWNER                                                       BENEFICIALLY OWNED        OF CLASS(1)
-------------------------                                                      ------------------        ------------
Randy N. McCullough* ..................................................            293,500(2)                  3.7
E. Peter Healey* ......................................................            263,800(3)                  3.3
Bill R. Edgel* ........................................................             32,500(4)                   **
Chad C. Haggar* .......................................................             53,119(4)                   **
Paul Hart* ............................................................             57,500(4)                   **
David B. Barr* ........................................................             13,900(5)                   **
David J. Breazzano* ...................................................          3,899,079(5)(6)              48.9
David H. Eisenberg* ...................................................             10,000(5)                   **
Wendy T. Landon* ......................................................              2,500(7)                   **
Jerry Winston* ........................................................              7,000(5)                   **
DDJ Capital Management, LLC(8) ........................................          3,894,079                    48.9
     141 Linden Street, Suite S-4
     Wellesley, Massachusetts 02482
PaineWebber Group Inc.(9) .............................................          1,046,011                    13.1
     1285 Avenue of the Americas, 15th Floor
     New York, New York 10019-6028
Stephen Feinberg(10) ..................................................            815,813                    10.2
     Park Avenue, 28th Floor
     New York, New York 10022
All executive officers and directors as a group (12 persons) ..........          4,653,575                    57.7


----------


* Address is c/o Samuels Jewelers, Inc., 2914 Montopolis Drive, Suite 200, Austin, Texas 78741.

** Less than one percent.

(1) Percentage of Common Stock beneficially owned is calculated based upon a denominator of 7,967,365 shares of Common Stock, except where beneficial ownership includes the right to acquire Common Stock through the exercise of options or warrants within 60 days of the date of this Proxy Statement. In such instances, the number of shares subject to exercise by the beneficial owner is added to the denominator in calculating the percentage ownership of only the beneficial owner who possesses the right to exercise under the options or warrants.

(2) Includes the right to acquire beneficial ownership of 30,000 shares of Common Stock through options that will vest within 60 days of the date of this Proxy Statement.

(3) Includes the right to acquire beneficial ownership of 22,500 shares of Common Stock through options that will vest within 60 days of the date of this Proxy Statement.

(4) Includes the right to acquire beneficial ownership of 7,500 shares of Common Stock through options that will vest within 60 days of the date of this Proxy Statement.

(5) Includes the right to acquire beneficial ownership of 5,000 shares of Common Stock through options that will vest within 60 days of the date of this Proxy Statement.

(6) With respect to 3,894,079 of such shares of Common Stock, Mr. Breazzano shares voting and dispositive power as a member of DDJ Capital Management, LLC and therefore may be deemed to beneficially own all of such shares (see note (8) below), but he disclaims such beneficial ownership.

(7) Comprised of the right to acquire beneficial ownership of 2,500 shares of Common Stock through options that will vest within 60 days of the date of this Proxy Statement.


(8) DDJ Capital Management, LLC may be deemed to beneficially own all of such shares through four funds controlled by it, including 3,235,150 shares owned by B III Capital Partners, L.P. (or approximately 40.6% of the Company's issued and outstanding Common Stock) and 571,429 shares owned by B III-A Capital Partners, L.P. (or approximately 7.2% of the Company's issued and outstanding Common Stock).


(9) PaineWebber Group Inc. beneficially owns all of such shares as the parent holding company, through its subsidiary, Mitchell Hutchins Asset Management Inc., which beneficially owns all of such shares through four funds controlled by it.

(10) Stephen Feinberg may be deemed to beneficially own the following: 158,555 shares through the fund Cerberus Partners, L.P.; 267,710 shares through the fund Cerberus International, Ltd.; 24,510 shares through the fund Ultra Cerberus, Ltd.; 346,275 aggregate shares through additional private investment funds; and 18,763 warrants to purchase shares through the additional private investment funds. The warrants are exercisable through the payment of an exercise price, revised annually on the date after the October 2 anniversary of the Company's Warrant Agreement, which established such warrant rights.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Under Section 16(a) of the Securities and Exchange Act of 1934, as amended, the officers and directors of the Company and certain stockholders beneficially owning more than ten percent of the Company's Common Stock ("Ten Percent Stockholders") are required to file with the Commission and the Company reports of ownership, and changes in ownership, of Company Common Stock. The Company is aware that Doug Bullock and Dwayne Cooper did not timely file a Form 3 after each became an officer of the Company. Such Forms 3 have subsequently been filed.


         Based solely upon a review of copies of forms furnished to the Company or written representations from certain reporting persons that no additional Form 5 filings were required, the Company believes that all other such Section 16(a) filing requirements were timely satisfied.

                        PROPOSAL 1. ELECTION OF DIRECTORS

         The Board currently consists of seven directors. However, the Board has adopted a resolution to reduce the number of directors to six, which shall be effective as of the election of directors at the Meeting.

         The Company's directors are elected annually to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal. The nominees for election as directors are persons currently serving on the Board and information with respect to such directors is set forth below.

BOARD'S NOMINEES

         The nominees for director are David B. Barr, David J. Breazzano, David
H. Eisenberg, Wendy T. Landon, Randy N. McCullough and Jerry Winston. Under the Company's By-Laws, Mr. Eisenberg is also an executive officer of the Company because he serves as the Chairman of the Board. Nevertheless, the Company considers Mr. Eisenberg to be a non-employee director for compensation and other general corporate purposes. Mr. McCullough is the only other nominee and member of the Board who is also an executive officer of the Company.

         Further information concerning the nominees for election as directors at the Meeting, including their business experience during the past five years, appears below.

                NAME                      AGE       YEAR JOINED COMPANY   POSITION(S) HELD
                ----                      ---       -------------------   ----------------
David H. Eisenberg                        64               1998           Chairman of the Board
David B. Barr                             37               1998           Director
David J. Breazzano                        44               1998           Director
Wendy T. Landon                           35               1999           Director
Randy N. McCullough                       48               1998           Director
Jerry Winston                             76               1998           Director



         David H. Eisenberg, Chairman of the Board, has been a director of the Company since September 22, 1998. Mr. Eisenberg has been the Chief Executive Officer of Eisenberg & Associates, Inc. in Dallas, Texas since February 2000. From November 1998 to February 2000, Mr. Eisenberg served as Co-Chairman and Chief Executive Officer of Let's Talk Cellular & Wireless, a publicly traded retail chain of 260 stores based in Miami, Florida. Mr. Eisenberg served as Chairman, President and Chief Executive Officer of Chief Auto Parts Inc., a retail auto parts chain of 550 stores headquartered in Dallas, Texas, from November 1992 to September 1998. Mr. Eisenberg currently serves on the boards of directors of PowerSports, Inc., Let's Talk Cellular & Wireless, Earl Scheib, Inc., and several charitable organizations.


         David B. Barr has been a director of the Company since September 22, 1998. Mr. Barr has been Chief Executive Officer and a Member of PMTD Restaurants, LLC since September 1998. He served in the offices of Chief Executive Officer, President, Vice President of Finance and Treasurer of Great-American Cookie Company, Inc. ("GACC") from May 1996 to September 1998. Mr. Barr was Executive Vice President of Operations, Chief Financial Officer and Treasurer of GACC from July 1995 to May 1996. Prior to that, Mr. Barr served as Chief Financial Officer, Vice President of Finance and Treasurer of GACC from May 1994.

         David J. Breazzano has been a director of the Company since September 22, 1998. Mr. Breazzano co-founded DDJ Capital Management, LLC in March 1996 and has been a member since such time. From October 1990 to February 1996, Mr. Breazzano was Vice President of and Portfolio Manager for Fidelity Management & Research Company. Mr. Breazzano currently serves as a director of Key Energy Group, Inc. and Waste Systems International, Inc.

         Wendy T. Landon has been a director of the Company since August 23, 1999. Ms. Landon has been a Vice President of DDJ Capital Management, LLC since 1997. From 1992 through 1997, Ms. Landon worked at Fidelity Investments as a high yield analyst focusing on the media, telecommunications and retailing sectors. Before joining Fidelity, Ms. Landon worked as a Senior Financial Analyst with responsibilities for private placements with Oppenheimer and Company, Inc.

         Randy N. McCullough has been a director of the Company since September 22, 1998. Mr. McCullough has been the Company's President and Chief Executive Officer since its inception on August 20, 1998, and previously served in that capacity for the Predecessor Company since March 31, 1998. Mr. McCullough served as the Predecessor Company's Executive Vice President and Chief Operating Officer from January to March 1998. Mr. McCullough joined the Predecessor Company in April 1997 and was its Senior Vice President-Merchandise from April 1997 to March 1998. Prior to joining the Predecessor Company, Mr. McCullough served as President of Silverman's Factory Jewelers from 1991 to March 1997. Prior to that time, Mr. McCullough was a senior manager with a leading national retail jewelry chain for over 18 years.

         Jerry Winston has been a director of the Company since September 22, 1998. Prior to retirement in 1997, Mr. Winston was President of Jerry Winston Enterprises, Ltd., a wholesale diamond business, since 1990. Prior to 1990, Mr. Winston served as Executive Vice President of Harry Winston, Inc. for over 30 years with responsibility for directing the wholesale diamond division of one of the world's largest diamond distributors.

DIRECTOR COMPENSATION

         Employees of the Company receive no extra pay for serving as directors. The Company pays each of its non-employee directors (including any non-employee director holding an officer's title with the Company but who is not separately compensated for serving in such position, such as Mr. Eisenberg) an annual retainer fee of $15,000, plus, for attendance at meeting of the Board or committee meetings, an additional $500 per meeting. Directors are also reimbursed for the reasonable expenses incurred in connection with attending meetings of the Board and its committees.

         By and at the discretion of the Board, non-employee directors periodically may also be granted options to purchase Common Stock under the Company's 1998 Stock Option Plan for Non-employee Directors (the "Non-employee Directors Plan"). The Company is authorized to issue 250,000 shares of Common Stock under the Non-Employee Directors Plan. Each non-employee director elected to the Company's initial Board was granted under the Non-employee Directors Plan, subject to the stockholder approval of the Non-employee Directors Plan, which approval was received at the Annual Meeting of Stockholders held on November 3, 1998, an option to purchase 5,000 shares of Common Stock upon their election as director. Additionally, on November 4, 1999, each non-employee director was granted an option to purchase 10,000 shares of Common Stock. These options in the aggregate represented the right to purchase 70,000 shares of Common Stock and 180,000 shares remained authorized for issuance under the Non-employee Directors Plan as of the end of Fiscal 2000. All such options granted under the Non-employee Directors Plan have an exercise price equal to the market price of the Common Stock on the date of each grant.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE
NOMINEES.

                        BOARD OF DIRECTORS AND COMMITTEES

BOARD OF DIRECTORS

         During Fiscal 2000, the Board held eight meetings, including four special meetings and four regular meetings. Further information concerning the Board's standing committees appears below.

AUDIT COMMITTEE

         The Audit Committee of the Board was created at the September 22, 1998 Board meeting and consists of David B. Barr and Wendy T. Landon, who was elected to fill the vacancy on the committee created by Ken D'Amato's resignation in August 1999. On May 2, 2000, David Eisenberg was elected as the third independent member of the committee. Mr. Eisenberg, although per the Company's By-Laws an executive officer of the Company as its Chairman of the Board, is considered by the Company to be a non-employee director for all other corporate purposes. The functions of the Audit Committee are, among other things, to recommend to the Board selection of the Company's independent accountants, to review the scope and results of the year-end audit with the independent accountants, and to review the Company's internal accounting and financial controls and reporting systems and practices. During fiscal year 2000, the Audit Committee met three times.

         The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, which concerns the codification of statements on auditing standards. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Board Standard No. 1, and has discussed with the independent accountant the independent accountant's independence. Based on the review and discussions referred to in this paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K. The Board has not adopted a written charter for the Audit Committee.

                               THE AUDIT COMMITTEE

                                  David B. Barr
                               David H. Eisenberg
                                 Wendy T. Landon

COMPENSATION COMMITTEE

         The Compensation Committee of the Board was created at the September 22, 1998 Board meeting and consists of David J. Breazzano, David H. Eisenberg and Jerry Winston. The functions of the Compensation Committee are, among other things, to make recommendations to the Board concerning compensation plans and salaries of the Company's officers and other key personnel and to administer the Company's stock option, incentive stock, employee stock purchase and bonus plans. During fiscal year 2000, the Compensation Committee met once.

NOMINATING COMMITTEE

         The Company has no nominating committee or other committee of the Board performing similar functions.

                               EXECUTIVE OFFICERS

         The Company's executive officers are elected by the Board to hold office until their respective successor is elected and qualified or until their earlier resignation or removal. Information with respect to the Company's current executive officers is set forth below. Mr. Eisenberg is included in the following information, although the Company generally considers him to be a non-employee director for corporate purposes.


                                           YEAR JOINED
            NAME                 AGE         COMPANY        POSITION(S) HELD
            ----                 ---       -----------      ----------------
David H. Eisenberg                64           1998         Chairman of the Board
Randy N. McCullough               48           1998         President and Chief Executive Officer
E. Peter Healey                   47           1998         Executive Vice President,  Chief  Financial  Officer and
                                                            Secretary
Bill R. Edgel                     34           1998         Senior Vice President--Marketing
Chad C. Haggar                    36           1998         Senior Vice President--Operations
Paul W. Hart                      42           1998         Senior Vice President--Information Systems
J. Douglas Bullock                53           1998         Vice President--Finance
Dwayne A. Cooper                  41           2000         Vice President--Treasurer and Assistant Secretary


         Biographical information for Messrs. Eisenberg and McCullough can be found under "Proposal 1. Election of Directors -- Board's Nominees."

         E. Peter Healey has been a director of the Company since September 22, 1998. Mr. Healey has served as the Company's Executive Vice President, Chief Financial Officer and Secretary of the Company since its inception on August 20, 1998, and previously served in that capacity for the Predecessor Company since February 1997. Mr. Healey also served as the Company's and the Predecessor Company's Treasurer from February 1997 to February 2000. From 1994 to 1996, Mr. Healey was the Vice President, Chief Financial Officer, Secretary and Treasurer of MS Financial, Inc. From 1985 to 1993, Mr. Healey was with Zale Corporation, serving as Vice President and Treasurer from 1987 to 1993.


         Bill R. Edgel has been the Company's Senior Vice President - Marketing since October 2, 1998, and previously served the Predecessor Company as Vice President of Marketing since February 1997. Prior to joining the Predecessor Company, Mr. Edgel served as Director of Credit Marketing of Macy's West, a division of Federated Department Stores, from 1996 to 1997. From 1995 to 1996, Mr. Edgel served as Director of Marketing for Merksamer Jewelers, Inc. From 1993 to 1995, Mr. Edgel served as Advertising Manager/Creative Director for Troutman's Emporium, Inc. From 1992 to 1993, Mr. Edgel served as Partner/Creative Director of Vaki Advertising, Inc.


         Chad C. Haggar has been the Company's Senior Vice President - Operations since October 2, 1998, and previously served as Vice President - Operations for the Predecessor Company since February 1997. Prior to joining the Predecessor Company, Mr. Haggar served as Director of Stores of Fred Meyer, Inc. from 1996 to 1997. From before 1987 to 1996, Mr. Haggar served as Regional Manager of Merksamer Jewelers, Inc. Prior to 1987, Mr. Haggar served in various management positions, with leading jewelry chains, for over six years.

         Paul W. Hart has been the Company's Senior Vice President - Information Systems since October 2, 1998, and previously served as Vice President-Management Information Systems for the Predecessor Company since August 1997. Prior to joining the Predecessor Company, Mr. Hart served as Vice President - Management Information Systems of MS Financial, Inc. From 1974 to 1995, Mr. Hart was employed by Zale Corporation, serving as Director of Credit Systems from 1994 to 1995, and as its Manager of Business Systems Planning and Support from 1988 to 1994.

         J. Douglas Bullock has been the Company's Vice President-Finance since December 1, 1999 and previously served as Vice President-Credit for the Company and the Predecessor from February 2, 1998. From August 1997 to January 1998, Mr. Bullock was Vice President and Branch Manager of Search Financial Services, Inc. From 1994 to 1997, Mr. Bullock was Director of Credit and Operations for MS Financial, Inc. From 1993 to 1994 Mr. Bullock was a Manager for SunTech, Inc. From 1983 to 1992, Mr. Bullock was with Trustmark National Bank, Jackson, Mississippi, serving as Executive Vice President from 1987 to 1992.

         Dwayne A. Cooper has been the Company's Vice President-Treasurer and Assistant Secretary since February 14, 2000. From October 1997 to February 2000, Mr. Cooper was the Assistant Treasurer and Director of Internal Audit and Taxes for MS Diversified Corporation. From 1996 to 1997, Mr. Cooper served as Vice President and Treasurer of MS Financial, Inc. From 1985 to 1996, Mr. Cooper was with Zale Corporation, serving as Assistant Treasurer from 1992 to 1996.

EXECUTIVE COMPENSATION

         The following table sets forth the cash and non-cash compensation during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each its four other most high compensated executive officers as of June 3, 2000 (collectively, the "Named Executive Officers") for service in all capacities with the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                   ANNUAL COMPENSATION                   COMPENSATION
                                             --------------------------------     ---------------------------
                                                                                            AWARDS
                                                                                  ---------------------------
                                                                                                  SECURITIES
                                                                     OTHER                          UNDER-
                                                                     ANNUAL       RESTRICTED        LYING
                                                                     COMPEN-        STOCK          OPTIONS/         ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR(1)       SALARY      BONUS      SATION(2)     AWARD(S)(3)        SARS        COMPENSATION(4)
                                               ($)        ($)          ($)            ($)            (#)               ($)
Randy N. McCullough             2000         373,123    108,333      161,000              --          20,000           1,638
President and Chief             1999         309,929    211,458       80,500         666,667          50,000           1,825
Executive Officer               1998         241,922     81,750           --              --              --           1,600

E. Peter Healey                 2000         381,982    100,000      120,750              --          15,000           1,638
Executive Vice President        1999         291,306    203,125       60,375         500,000          37,500           2,222
and Chief Financial             1998         275,000    103,125           --              --              --           1,808
Officer

Chad C. Haggar                  2000         180,839     39,128       15,013          27,344           5,000             310
Senior Vice President--         1999         178,355     66,250        5,031          41,667          12,500             330
Operations                      1998         165,000     41,250           --              --              --             280

Bill R. Edgel                   2000         171,571     43,480       15,013          27,344           5,000             254
Senior Vice President--         1999         145,712     45,000        5,031          41,667          12,500             260
Marketing                       1998         120,000     20,000           --              --              --             202

Paul W. Hart                    2000         151,397     43,837       15,013          27,344           5,000             353
Senior Vice President--         1999         136,750     42,500        5,031          41,667          12,500             314
Management Information          1998          94,615     20,000           --              --              --             104
Systems

----------

(1) "2000" represents the Company's 53-week fiscal year ended June 3, 2000. "1999" represents the Company's initial fiscal year ended May 29, 1999 and includes information relating to the Predecessor Company with respect to the period between the end of its fiscal year 1998 and October 2, 1998. "1998" represents the fiscal year ended May 30, 1998, for the Predecessor Company. Amounts shown in the rows for 1999 compensation reflect amounts paid by both the Company and the Predecessor Company for Fiscal 1999. Amounts shown in the row for 1998 reflect compensation paid by the Predecessor Company.

(2) Includes bonuses paid by the Company to compensate for the taxes incurred as part of the grants of equity in the Company to the Named Executive Officers pursuant to their respective employment agreements. Under the terms of the employment agreements, the Company agreed to loan funds to approximate such taxes and also to make bonus payments, provided generally the Named Executive Officer remains employed by the

      Company on the due date, equal to the amounts of principal (but not interest thereon) due under the promissory notes executed as part of the loans. The repayment terms for the loans call for quarterly payments over three years for each of the Named Executive Officers. Excludes perquisites, other personal benefits, securities and property, which, in the aggregate, did not exceed in any year shown the lesser of $50,000 or 10% of the total annual salary and bonus reported for such individual for such year.

(3) The restricted stock awards were made to the Named Executive Officers upon the reorganization of and merger with the Predecessor Company and were made in lieu of confirmation bonuses provided for in their employment contracts with the Predecessor Company. The Named Executive Officers possess all of the restricted stock holdings of the Company. As of the end of Fiscal 2000, the aggregate restricted stock holdings of the Company were 250,000 shares of Common Stock and the aggregate value of such holdings was $1,250,000 based on a valuation of $5.00 per share, which is the price at which the Company's Common Stock was trading at the close of business on June 2, 2000. The awards of each Named Executive Officer vest in 25% increments on the date of such grant and the three successive anniversaries thereof. Dividends will be paid on these restricted stock holdings to the extent the Company pays any dividends with respect to its Common Stock.

(4) Includes the dollar value of payments by the Company with respect to group term life insurance and life insurance premium reimbursements for the benefit of each of the respective Named Executive Officers.

EMPLOYMENT AGREEMENTS

         Upon the reorganization of and merger with the Predecessor Company, the Company entered into employment agreements with each of the Named Executive Officers. Set forth in the following table are some of the terms and conditions of each of the employment agreements. The text following the table summarizes the employment agreements' provisions in the event of the termination of or resignation by the respective Named Executive Officer or of a change in control of the Company.



                                                            MAXIMUM ANNUAL
                                                              CASH BONUS              GRANT OF
                                       ANNUAL BASE       (AS A PERCENTAGE OF         RESTRICTED       SHARES UNDERLYING STOCK
            EXECUTIVE                     SALARY         ANNUAL BASE SALARY)          STOCK (1)              OPTIONS
Randy N. McCullough..........            $325,000               100%                100,000 shares        50,000 shares

E. Peter Healey..............            $300,000               100%                 75,000 shares        37,500 shares

Chad C. Haggar...............            $150,000                50%                 25,000 shares        12,500 shares

Bill R. Edgel................            $150,000                50%                 25,000 shares        12,500 shares

Paul Hart....................            $135,000                50%                 25,000 shares        12,500 shares

----------

(1) Shares granted on October 2, 1998 upon effectiveness of the reorganization of and merger with the Predecessor Company.

         Under all of these employment agreements, if a Named Executive Officer's employment is terminated due to the respective Named Executive Officer's death or disability, such Executive is entitled to receive (i) accrued annual base salary and benefits, (ii) his full annual cash bonus and (iii) an amount equal to 18 months of his base salary. If the employment of Messrs. McCullough or Healey is terminated by the Company without cause or by the respective executive officer with good reason, the respective terminated or resigning executive officer is entitled to receive (i) accrued annual base salary and benefits, (ii) an amount equal to three times the respective executive officer's annual base salary multiplied by a fraction, the numerator of which is (A) 36 minus (B) the number of months the respective executive officer has been in the Company's employ since October 2, 1998, but in no event shall it be less than 18; and the denominator of which is 36; provided, however, that in the event of a change of control, the numerator shall be 36. If the employment of Messrs. Haggar, Edgel and Hart is terminated by the Company without cause or by the respective executive officer with good reason, the respective executive officer is entitled to receive (i) accrued annual base salary and benefits, (ii) an amount equal to two times the respective executive officer's annual base salary multiplied by a fraction, the numerator of which is (A) 36 minus (B) the number of months the respective executive officer has been in the Company's employ since October 2, 1998, but in no event shall it be less than 18; and the denominator of which is 36; provided, however, that in the event of a change of control, the numerator shall be 36. If the Named Executive Officer's employment is terminated by the Company for cause or by the Named Executive Officer without good reason, such Named Executive Officer is entitled to receive accrued annual base salary and benefits and his prorated annual cash bonus.



OPTIONS GRANTED

         The table below contains information with respect to stock options granted to the Named Executive Officers in Fiscal 2000.

                       OPTIONS GRANTS IN LAST FISCAL YEAR



                                                                                              POTENTIAL REALIZABLE
                                    NUMBER OF     % OF TOTAL                                    VALUE AT ASSUMED
                                    SECURITIES     OPTIONS                                   ANNUAL RATES OF STOCK
                                      UNDER-      GRANTED TO                                PRICE APPRECIATION FOR
                                      LYING       EMPLOYEES                                      OPTION TERM
                                     OPTIONS         IN         EXERCISE                         -----------
                                     GRANTED       FISCAL         PRICE      EXPIRATION
NAME                                  (#)(1)        YEAR        ($/SH)(2)      DATE(3)       5% ($)(4)    10% ($)(4)
----                                  ------     -----------    ---------    ----------      ---------    ----------
Randy N. McCullough                   20,000          16.6         4.375        8/23/09        55,028      139,452
E. Peter Healey                       15,000          12.4         4.375        8/23/09        41,271      104,589
Chad C. Haggar                         5,000           4.1         4.375        8/23/09        13,757       34,863
Bill R. Edgel                          5,000           4.1         4.375        8/23/09        13,757       34,863
Paul W. Hart                           5,000           4.1         4.375        8/23/09        13,757       34,863

----------

(1) The Company has not granted any stock appreciation rights. These options become exercisable in installments of 25% on the successive four anniversaries of the date of grant.

(2) The exercise price of the options is equal to the fair market value on the date of grant.

(3) The stock options are subject to termination prior to their expiration date in some cases where employment is terminated.

(4) These columns show the gains the Named Executive Officers could realize if the Company's stock appreciates at a 5% or 10% rate. These growth rates are arbitrary assumptions specified by the Commission, not the Company's predictions.

STOCK OPTION EXERCISES AND JUNE 3, 2000, STOCK OPTION VALUE TABLE

         The following table shows information concerning stock options the Named Executive Officers exercised during Fiscal 2000, and unexercised options they held as of June 3, 2000.



                     AGGREGATED FISCAL 2000 OPTION EXERCISES
                           AND YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS AT
                                  SHARES                     OPTIONS AT FISCAL YEAR-END (#)           FISCAL YEAR-END ($)(1)
                                 ACQUIRED                    ------------------------------        ----------------------------
                                    ON          VALUE
                                 EXERCISE     REALIZED
NAME                                (#)          ($)         EXERCISABLE       UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
----                             --------     ---------      -----------       -------------       -----------    -------------
Randy N. McCullough .........        --           --           12,500              57,500               0            12,500
E. Peter Healey .............        --           --            9,375              43,125               0             9,375
Chad C. Haggar ..............        --           --            3,125              14,375               0             3,125
Bill R. Edgel  ..............        --           --            3,125              14,375               0             3,125
Paul W. Hart ................        --           --            3,125              14,375               0             3,125

----------

(1) The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of the Company's Common Stock at fiscal year end, multiplied by the number of shares underlying the in-the-money options. The closing price of the Company's stock on Friday, June 2, 2000, was $5.00.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of three directors, David J. Breazzano, David H. Eisenberg and Jerry Winston. Under the Company's By-laws, Mr. Eisenberg is considered an officer of the Company because he serves as the Chairman of the Board. However, he receives no compensation based upon his position as an officer of the Company. Mr. Eisenberg served as Chairman of the Board for the Company during Fiscal 2000. Messrs. Breazzano and Winston were not officers or employees of the Company during Fiscal 2000 or prior thereto.

         Mr. Breazzano, indirectly as part of his sharing of voting and dispositive power with regard to DDJ Capital Management, LLC, participated, through two investment funds controlled by such entity, in a purchase of Common Stock pursuant to the Company's private offering of 2,095,240 shares of such Common Stock. See "Certain Relationships and Related Transactions--Private Placement of Common Stock".

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The terms of the compensation for the Company's executive officers had previously been determined as part of the reorganization of and merger with the Predecessor Company. In its single meeting during Fiscal 2000, the Compensation Committee reviewed those arrangements for the compensation of the executive officers and determined they were appropriate. Therefore, the following text sets forth the Compensation Committee's general statement as to its policies in determining executive officer compensation.

         COMPENSATION PHILOSOPHY

         The Compensation Committee of the Board is responsible for developing and implementing the Company's executive compensation policies. The Compensation Committee's philosophy of executive compensation is to enhance the profitability of the Company, and thus stockholder value, by closely aligning the financial interests of the executive officers with those of the stockholders.

         IMPLEMENTATION OF PHILOSOPHY

         Generally, the Compensation Committee seeks to realize this objective by the use of short term incentives in the form of salary and cash bonuses, and long term incentives in the form of stock option and restricted stock grants. Salaries initially are set based on the executive officer's experience and competitive conditions. Thereafter, salaries may be adjusted based on various factors, including the executive's performance. In setting and making adjustments to salaries, the Compensation Committee also considers salaries paid to similarly situated executive officers in comparable companies.

         COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         In reviewing Mr. McCullough's annual salary and incentive compensation, the Compensation Committee considered numerous factors, including Mr. McCullough's extensive experience in the jewelry industry, his prior success in turning around troubled companies and the market rate for presidents and chief executive officers with knowledge and experience commensurate to that of Mr. McCullough. Based on these factors, and after negotiations between the Compensation Committee and Mr. McCullough, the Compensation Committee established Mr. McCullough's compensation terms.

                           THE COMPENSATION COMMITTEE

                               David J. Breazzano
                               David H. Eisenberg
                                  Jerry Winston

COMMON STOCK PERFORMANCE GRAPH

         The following graph sets forth the cumulative total stockholder return on the Company's Common Stock over the period since the stock has been traded and during which the Common Stock has been registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended, (assuming a $100 investment in the Common Stock at the beginning of such period and the reinvestment of all dividends). Such period begins on November 17, 1998 (the first day the Company's Common Stock was traded on Nasdaq's OTC Bulletin Board) and ends on June 2, 2000 (the last trading day of Fiscal 2000). Also presented are the cumulative total stockholder returns for the same period (assuming a $100 investment in each at the beginning of the period and the reinvestment of all dividends) of the Standard & Poor's Small Cap Index and the Standard & Poor's Retail (Specialty)-Small Cap Index.

                                    [GRAPH]

                                                    Nov 17, 1998     June 2, 2000
                                                    ------------     ------------
                        Samuels                           100.00           129.03
                        S&P Small Cap 600 Index           100.00           129.37
                        Retail (Specialty) - Small        100.00           103.13



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Private Placement of Common Stock

         In July 2000, the Company completed the sale of 2,795,940 shares of Common Stock to several purchasers pursuant to a private offering by the Company. The following table sets forth the executive officers and security holders owning, of record or beneficially, more than five percent of the Company's Common Stock who participated, directly or indirectly, in purchasing under the private offering and whose amount purchased, directly or indirectly, exceeded $60,000. Where applicable, the following table also notes how much of the purchase price for such shares was paid in the form of a promissory note to the Company, which such notes are generally described following the table.

                                             PRIVATE PLACEMENT PARTICIPATION
--------------------------------------------------------------------------------------------------------------
           Executive Officer or                Shares              Price Per          Total        Amount Paid
             Security Holder                  Purchased              Share        Participation      By Note
--------------------------------------        ----------           ---------      --------------   -----------
  Randy N. McCullough                            150,000           $    5.25      $      787,500   $   669,375
  E. Peter Healey                                150,000           $    5.25      $      787,500   $   669,375
  Chad C. Haggar                                  20,000           $    5.25      $      105,000   $    94,500
  Paul W. Hart                                    25,000           $    5.25      $      131,250   $   118,125
  DDJ Capital Management, LLC(1)               2,095,240           $    5.25      $   11,000,010            --
  David J. Breazzano(2)                        2,095,240           $    5.25      $   11,000,010            --


----------


(1) DDJ Capital Management, LLC may be deemed to have purchased such shares through the purchase by two funds controlled by it, B III Capital Partners, L.P., which purchased 1,523,811 shares of Common Stock, and B III-A Capital Partners, L.P., which purchased 571,429 shares of Common Stock.



(2) May be deemed to have indirectly participated in the purchase by the funds controlled by DDJ Capital Management, LLC because he shares voting power and dispositive power with regard to such entity.


         As part of Messrs. McCullough's, Healey's, Haggar's and Hart's purchases of Common Stock pursuant to the private offering, the Company permitted each of them to purchase Common Stock for a combination of cash and a promissory note for up to ninety percent of each officer's respective total purchase price of the Common Stock. The notes generally require payment in full by the seventh anniversary of the date of the respective loans, but require mandatory annual prepayments of principal and accrued interest in varying amounts. The notes generally are one hundred percent recourse as to accrued interest and up to thirty-three percent recourse as to principal. The notes accrue interest at a rate per annum equal to the federal mid-term rate of interest published by the U.S. Treasury. The notes require a mandatory annual prepayment of the principal and accrued interest on the respective note in an amount equal to the lesser of 25% of the pre-tax amount of any cash bonus paid by the Company to the respective officer and the sum of accrued and unpaid interest owing on the respective note plus the unpaid principal amount outstanding on the note. Each officer may elect for one year in the seven-year period to omit the inclusion of the unpaid principal amount outstanding on the note under the foregoing calculation.

           The notes permit the suspension of the payment of the applicable prepayment amounts as long as an officer has made sufficient deferrals of amounts from the officer's base salary and any bonuses under the Company's Deferred Compensation Plan to equal the prepayment amounts that are being suspended. The Deferred Compensation Plan provides for the withholding of a percentage of an eligible employee's base salary and any bonus for a period not to exceed the seven-year anniversary of the date of the first deferral under the plan. The Company shall credit the amounts deferred under the Deferred Compensation Plan to a book entry account of the Company for each participant in the plan and such amounts shall accrue interest at a rate equal to the prime rate of interest in effect from time to time.

         The notes shall become due and payable within thirty days following a termination of employment of Mr. McCullough, Mr. Healey, Mr. Haggar or Mr. Hart, respectively, for any reason other than without cause or other than due to death or disability. The notes shall become due and payable within six months following termination by the Company without cause or due to death or disability, unless Mr. McCullough, Mr. Healey, Mr. Haggar or Mr. Hart, as applicable, pledges sufficient collateral to secure repayment. As of September 29, 2000, the full original amount of each note is outstanding.

         As part of the purchases pursuant to the private offering, the Company agreed to register such Common Stock under the Securities Act of 1933, as amended, for resale pursuant to a shelf registration statement.

         Messrs. McCullough and Healey Employment Agreements

         Under employment agreements entered into by the Company with executive officers Randy N. McCullough and E. Peter Healey, the Company agreed to provide Messrs. McCullough and Healey with a signing bonus in the form of equity grants that vest in 25% increments on the date of such grant and the three successive anniversaries thereof. In addition to the grants, the Company agreed to lend Messrs. McCullough and Healey, in varying amounts, sums to compensate for the taxes incurred as a result of the grants. Messrs. McCullough's and Healey's largest aggregate amount of indebtedness to the Company for such loans were $483,000 and $362,250, respectively. Under their respective employment agreements, Messrs. McCullough and Healey are obligated to repay their respective principal and interest on the loans quarterly for three years, with interest to accrue at the lowest statutory interest rate necessary for tax purposes. The Company holds twelve promissory notes for each of Messrs. McCullough and Healey to secure the repayment. The Company also agreed in the respective employment agreement with Messrs. McCullough and Healey to pay each a bonus equal to the amounts of principal (but not interest) due under the aforementioned promissory notes on the dates Messrs. McCullough and Healey are obligated to make their respective quarterly payments, provided generally that they remain employed on such date. In the event Messrs. McCullough or Healey voluntarily terminates his employment or is terminated by the Company for cause, his respective unpaid portion will be accelerated and all of the promissory notes related thereto will become due and payable within ninety days of the date of termination. In the event, Messrs. McCullough or Healey is terminated by the Company for other reasons, his respective signing bonus grant will immediately vest and the Company will be obligated to pay to him a one time lump sum bonus equal to the principal amount of any remaining outstanding promissory notes related to the respective grant to him. As of September 29, 2000, the amount outstanding on Messrs. McCullough's and Healey's related indebtedness to the Company was $201,250 and $150,938, respectively. The interest rate on the indebtedness of both Messrs. McCullough and Healey is 4.4%.

         Other


         As of the date of this Proxy Statement, the Company is aware that certain funds advised by DDJ Capital Management, LLC, beneficial owner of approximately 48.9 percent of the Company's outstanding Common Stock, are in discussion with several of the Company's vendors to purchase accounts receivable that are owed to such vendors by the Company. Such purchase by such funds will not affect the payment terms under which the Company will have to pay such accounts receivable, except that the Company's payments on such accounts may occur at a later date. The total amount of the purchases of such accounts receivable by such funds is not known by the Company at this time. However, the Company does believe that such amounts may be in excess of five percent of the Company's consolidated gross revenues for fiscal year 2000.


         David Breazzano, as a director of the Company who may be deemed to beneficially own all of DDJ Capital Management, LLC's shares of Common Stock because he shares voting and dispositive power with respect to DDJ Capital Management, LLC, may also be deemed to have an indirect material interest in the proposed purchases of the vendors' accounts receivable because of such relationship.

        PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

         Upon the recommendation of the Audit Committee of the Board, the Board has appointed Deloitte & Touche LLP, as the independent certified public accountants of the Company for fiscal year 2001. Deloitte & Touche LLP has no investment in the Company and it served as the Company's independent certified public accountants for Fiscal 1999 and Fiscal 2000. It is intended that the appointment of Deloitte & Touche LLP be submitted to the stockholders for ratification at the Meeting. If the appointment is not approved or if that firm shall decline to act or their employment is otherwise discontinued, the Board will consider whether to appoint other independent certified public accountants.

         The Company does not expect that a representative of Deloitte & Touche LLP will be present at the Meeting.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 2001.

                                  OTHER MATTERS

         The Company does not know of any other business to be presented at the Meeting and does not intend to bring any other matters before the Meeting. However, if any other matters properly come before the Meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

                              SOLICITATION EXPENSES

         This solicitation of proxies is being made by the Board of the Company, and the cost of the solicitation will be borne by the Company. The principal solicitation of proxies is being made by mail, except that, if necessary, directors, officers and regular employees of the Company may make solicitations of proxies personally or by telephone or telegraph, but such persons will not be specially compensated for such services. Brokerage houses and other custodians and nominees will be asked whether other persons are beneficial owners of the shares of Common Stock which they hold of record, and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company may reimburse brokers, banks, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such shares.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended for inclusion in the Proxy Statement to be issued in connection with the Company's next annual meeting of stockholders must be received by the Company no later than May 28, 2001 and the proposals must meet certain eligibility requirements under the rules of the Commission. Proposals must be addressed to the attention of the Corporate Secretary, Samuels Jewelers, Inc., 2914 Montopolis Drive, Suite 200, Austin, Texas 78741.

         Stockholder proposals, including nominations of one or more persons for election as directors, submitted outside of the Commission's procedures for including such proposals in the Company's Proxy Statement must be mailed or delivered in a notice to the attention of the Corporate Secretary at the address above and must be received by the Company no later than August 8, 2001. The notice must comply in all respects with the requirements therefor set forth in the Company's By-Laws. If such notice is received after such respective date, the Company's proxy for the 2001 Annual Meeting of Stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the Proxy Statement for the 2001 Annual Meeting of Stockholders.

                                    By Order of the Board of Directors
                                    /s/ Dwayne A. Cooper

                                    Dwayne A. Cooper
                                    Assistant Secretary

PROXY                        SAMUELS JEWELERS, INC.
              2914 Montopolis Drive, Suite 200, Austin, Texas 78741

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned stockholder of SAMUELS JEWELERS, INC., a Delaware corporation (the "Company"), hereby appoints Randy N. McCullough and Dwayne A. Cooper and each or either of them, the proxy or proxies of the undersigned, with full power of substitution to such proxy and substitute, to vote all shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 141 Linden Street, Suite 4, Wellesley, Massachusetts, at 9:00 a.m. local time, November 6, 2000, and all adjournments and postponements thereof with authority to vote said stock on the matters set forth below.

           The Board of Directors recommends a vote FOR Items 1 and 2.

1. ELECTION OF DIRECTORS. David B. Barr, David J. Breazzano, David H. Eisenberg, Wendy T. Landon, Randy N. McCullough and Jerry Winston.

         [ ] FOR all nominees listed above, except that a vote shall be withheld from the following nominee(s) (insert names, if any)
                                                            .
               ---------------------------------------------

         [ ]   WITHHOLD AUTHORITY to vote for all nominees.

         This proxy also grants to the proxyholders the discretionary power to vote the shares of Common Stock represented cumulatively for one or more of the above nominees other than those (if any) for whom authority to vote is withheld above.

2.       RATIFICATION OF APPOINTMENT OF CERTIFIED PUBLIC ACCOUNTANTS.

         [ ]     FOR               [ ]     AGAINST           [  ]     ABSTAIN

3. In their discretion, the proxyholders will vote upon such other business as may be properly brought before the meeting and each adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

                                    Dated:                 , 2000
                                          ----------------

                                    (Signature)

                                    (Signature)

                                    Please sign your name exactly as it appears on the left. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles and submit evidence of the appointment unless previously furnished to the Company or its transfer agent. All joint owners should sign.

PLEASE MARK, DATE, SIGN AND RETURN USING THE ENCLOSED ENVELOPE. YOUR PROMPT ATTENTION WILL BE APPRECIATED.